Exhibit 21 - Subsidiaries of Registrant

Macatawa Bank - 100% owned
Incorporated as a Michigan Banking Corporation
10753 Macatawa Drive
Holland, Michigan 49424

Macatawa Investment Services, Inc. - 100% owned
Incorporated as a Michigan corporation
10753 Macatawa Drive
Holland, Michigan 49424

Macatawa Statutory Trust I - 100% owned
Statutory Trust under the laws of the State of Connecticut
10753 Macatawa Drive
Holland, Michigan 49424

Macatawa Statutory Trust II - 100% owned
Statutory Trust under the laws of the State of Delaware
10753 Macatawa Drive
Holland, Michigan 49424

Macatawa Bank Mortgage Company
100% owned by Macatawa Bank
Incorporated as a Michigan corporation
10753 Macatawa Drive
Holland, Michigan 49424